VARIABLE ANNUITY ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.7%

Arch Coal, Inc.†

15,250

$

663,375

Newfield Exploration Co.*†

12,528

662,105

Exxon Mobil Corp.

63,235 $

5,348,416

Pioneer Natural Resources Co.†

13,247

650,693

BP PLC — SP ADR†

57,682

3,498,413

Continental Resources, Inc.*†

20,400

650,556

Chevron Corp.

39,433

3,366,001

Plains Exploration &

ConocoPhillips

35,883

2,734,643

Production Co.*

11,947

634,864

Royal Dutch Shell PLC — SP

Pride International, Inc.*†

17,937

626,898

ADR

38,123

2,629,725

Cabot Oil & Gas Corp.†

12,220

621,265

Schlumberger Ltd.

29,591

2,574,417

Helmerich & Payne, Inc.

13,154

616,528

Occidental Petroleum Corp.

27,342

2,000,614

Cimarex Energy Co.†

11,206

613,416

Devon Energy Corp.

18,176

1,896,302

Grant Prideco, Inc.*

12,432

611,903

Apache Corp.

14,422

1,742,466

Sunoco, Inc.†

11,426

599,522

Transocean, Inc.*†

12,409

1,677,697

Patterson-UTI Energy, Inc.†

22,408

586,641

EOG Resources, Inc.†

13,280

1,593,600

Rowan Cos., Inc.†

14,085

580,020

Halliburton Co.

40,265

1,583,622

CNX Gas Corp.*

17,362

560,445

Tenaris SA — SP ADR†

31,530

1,571,770

Forest Oil Corp.*†

10,950

536,112

Canadian Natural Resources

PetroHawk Energy Corp.*†

25,100

506,267

Ltd.†

22,500

1,535,850

Frontline Ltd.†

10,900

501,618

XTO Energy, Inc.

24,032

1,486,620

Exterran Holdings, Inc.*†

7,555

487,600

Anadarko Petroleum Corp.

22,149

1,396,051

Tesoro Corp.†

15,460

463,800

Marathon Oil Corp.

29,782

1,358,059

Oceaneering International, Inc.*

7,251

456,813

Hess Corp.†

15,214

1,341,571

Tidewater, Inc.†

8,188

451,241

Chesapeake Energy Corp.†

28,980

1,337,427

Massey Energy Co.†

12,300

448,950

Weatherford International Ltd.*

18,047

1,307,866

Atwood Oceanics, Inc.*†

4,800

440,256

Valero Energy Corp.

25,490

1,251,814

Superior Energy Services*†

11,061

438,237

Baker Hughes, Inc.†

16,469

1,128,126

Teekay Shipping Corp.†

10,300

437,441

Williams Cos., Inc.

33,600

1,108,128

W&T Offshore, Inc.†

12,400

422,964

National-Oilwell Varco, Inc.*†

18,479

1,078,804

Helix Energy Solutions Group,

Talisman Energy, Inc.

60,660

1,073,682

Inc.*

12,237

385,465

Murphy Oil Corp.†

12,692

1,042,521

Frontier Oil Corp.†

14,075

383,684

Diamond Offshore Drilling,

Dresser-Rand Group, Inc.*

12,267

________

377,210

Inc.†

8,586

999,410

Total Common Stocks

Nexen, Inc.†

33,350

987,493

(Cost $52,560,803)

________

81,143,456

Southwestern Energy Co.*

27,984

942,781

Face

Noble Corp.†

18,640

925,849

Amount

Spectra Energy Corp.

40,240

915,460

Ultra Petroleum Corp.*†

11,800

914,500

REPURCHASE AGREEMENTS

0.6%

Smith International, Inc.

14,198

911,938

Collateralized by U.S. Treasury

Consol Energy, Inc.†

13,140

909,157

Obligations

Peabody Energy Corp.†

17,460

890,460

Lehman Brothers Holdings, Inc.

Nabors Industries Ltd.*

25,854

873,090

issued 03/31/08 at 1.15% due

Range Resources Corp.†

13,645

865,775

04/01/08

$

467,819

11,870

864,136

________

467,819

Noble Energy, Inc.

El Paso Corp.

51,148

851,103

Total Repurchase Agreements

ENSCO International, Inc.†

13,280

831,594

(Cost $467,819)

________

467,819

BJ Services Co.†

28,731

819,121

SECURITIES LENDING COLLATERAL 27.1%

Cameco Corp.†

24,400

803,736

Investment in Securities Lending Short

Cameron International Corp.*†

17,206

716,458

Term

FMC Technologies, Inc.*†

12,094

688,028

Investment Portfolio Held

Quicksilver Resources, Inc.*

18,590

679,093

by U.S. Bank

22,044,006

________

22,044,006

Denbury Resources, Inc.*

23,614

674,180

Total Securities Lending Collateral

(Cost $22,044,006)

22,044,006

______

VARIABLE ANNUITY ENERGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Value

Total Investments 127.4%

(Cost $75,072,628)

$

103,655,281

__________

Liabilities in Excess of Other

Assets – (27.4)%

$

(22,283,374)

__________

Net Assets – 100.0%

$

81,371,907

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at March 31, 2008

ADR - American Depository Receipt